Exhibit 99.1

U.S. Auto Parts Reports First Quarter 2019 Results

CARSON, Calif. – May  9, 2019 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the first quarter ended March 30, 2019.

First Quarter 2019 Highlights vs. Year-Ago Quarter

•	Net sales were $74.7 million compared to $78.4 million.
•	Gross margin was 26.9% compared to 29.6%.
•	Net loss was $3.6 million or $(0.10) per share, compared to net income of $0.6 million or $0.01 per share.
•	Adjusted EBITDA (a non-GAAP measure defined below) was $(0.1) million compared to $4.3 million.
•	Ended the quarter with no revolver debt.
•	Conversion rate increased 30 basis points to 2.6%.

Management Commentary

“During the first quarter, we began to lay the foundation to return U.S. Auto Parts to profitable revenue growth,” said Lev Peker, CEO of U.S. Auto Parts. “I took over the leadership position in January, and we have already begun to rebuild and strengthen our team with a new chief marketing officer, chief legal officer, and chief operating and financial officer, all of whom bring unique qualifications and skillsets to U.S. Auto Parts. We have also brought in critical personnel to execute our new growth strategy, including a new user experience team, SEM and content teams, and retention marketing teams.

“We began to deploy various strategic initiatives during the quarter, including the consolidation of multiple websites and marketplace stores. As mentioned on our last quarterly update, we want to focus our resources on fewer properties to do a better job at both growing and optimizing these sites, while ensuring each property has a unique and differentiated value proposition for the customer.

“Subsequent to the quarter, in an effort to reduce shipping times, we signed a new lease for a 125,000 square foot distribution center in Las Vegas, Nevada. We expect this new facility to go live in September and will enable us to provide two-day delivery to 93% of the country.

“Although we have begun to take the necessary steps to return U.S. Auto Parts to growth, there is still much work to be done, particularly with improving our in-stock rates as we continue to be impacted by prior management decisions pertaining to the customs issue. Nevertheless, we remain committed to achieving revenue growth and positive adjusted EBITDA in 2019, and continue to expect the benefit of our various initiatives to materialize as we exit the year.”

First Quarter 2019 Financial Results

Net sales in the first quarter of 2019 were $74.7 million compared to $78.4 million in the year-ago quarter. The decline was largely driven by a 6% decrease in e-commerce sales attributable to a reduction of traffic and lower in-stock rates resulting from the Company’s customs issue.

Gross profit in the first quarter of 2019 was  $20.1 million compared to $23.2 million in the year-ago quarter. As a percentage of net sales, gross profit was 26.9% compared to 29.6%. The decrease was primarily driven by increased freight along with costs associated with port and carrier fees from the customs issue.

Total operating expenses in the first quarter were  $23.6 million compared to $21.9 million in the first quarter of last year. As a percentage of net sales, operating expenses increased to 31.5% compared to 27.9% in the year ago quarter with the increase primarily driven by employee transition costs, increased marketing spend and investments in marketing platforms and employees.

Net loss in the first quarter was $3.6 million, or $(0.10) per share, compared to net income of $0.6 million or $0.01 per share in the year-ago period.

Adjusted EBITDA in the first quarter of 2019  was $(0.1) million compared to $4.3 million in the year-ago quarter, with the decrease primarily driven by lower traffic to the Company’s e-commerce sites, along with lower in-stock rates due to the customs issue.

At March 30, 2019, cash and cash equivalents totaled $4.8 million compared to $2.0 million at December 29, 2018. The Company also had no revolver debt at each of March 30, 2019 and December 29, 2018.

Key Operating Metrics

	Q1 2019	Q1 2018	Q4 2018
Conversion Rate [1]	2.60%	2.30%	2.52%
Customer Acquisition Cost [1]	$7.33	$7.31	$7.33
Unique Visitors (millions) [1]	18.2	20.1	16.5
Number of Orders - E-commerce only (thousands)	466	460	415
Number of Orders - Online Marketplace (thousands)	444	441	346
Total Number of Internet Orders (thousands)	910	901	761
Revenue Capture (% Sales) [2]	87.5%	88.2%	86.7%
Average Order Value - Total Internet Orders	$82	$85	$85

1.	Excludes online marketplaces and media properties (e.g. AutoMD).
2.

Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Conference Call

U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the first quarter ended March 30, 2019.

The Company’s CEO Lev Peker and CFO/COO David Meniane will host the conference call, followed by a question and answer period.

Date: Thursday May 9, 2019

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 877‑407‑9039

International dial-in number: 201‑689‑8470

Conference ID: 13689562

Please call the conference telephone number 5‑10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1‑949‑574‑3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through May  23, 2019.

Toll-free replay number: 844‑512‑2921

International replay number: 412‑317‑6671

Replay ID: 13689562

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com,  www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; and (g) costs associated with the executive transitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:

David Meniane, Chief Financial Officer and Chief Operating Officer

U.S. Auto Parts Network, Inc.

(424) 702‑1455 x127

dmeniane@usautoparts.com

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Liolios

949‑574‑3860

PRTS@liolios.com

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	March 30, 2019	March 31, 2018
		(As Restated)
Net sales	$74.74	$78.39
Gross profit	$20.13	23.22
	26.9%	29.6%
Operating expenses	$23.58	$21.85
	31.5%	27.9%
Net (loss) income	$(3.58)	$0.57
	(4.8)%	0.7%
Adjusted EBITDA	$(0.10)	$4.35
	(0.1)%	5.5%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	March 30, 2019	March 31, 2018
		(As Restated)
(Loss) income from continuing operations	(3,581)	568
Depreciation & amortization	1,529	1,504
Amortization of intangible assets	25	47
Interest expense, net	407	431
Taxes	(280)	442
EBITDA	$(1,900)	$2,992
Stock comp expense	550	976
Employee transition costs	986	—
Customs costs(1)	266	381
Adjusted EBITDA	$(98)	$4,349

(1)	We incurred port and carrier fees and legal costs associated with our customs related issues.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	March 30,	March 31,
	2019	2018
		(As Restated)
Net sales	$74,739	$78,385
Cost of sales (1)	54,610	55,166
Gross profit	20,129	23,219
Operating expenses:
Marketing	11,668	9,982
General and administrative	4,944	4,885
Fulfillment	5,576	5,848
Technology	1,362	1,088
Amortization of intangible assets	25	47
Total operating expenses	23,575	21,850
(Loss) income from operations	(3,446)	1,369
Other income (expense):
Other, net	(3)	1
Interest expense	(412)	(433)
Total other expense, net	(415)	(432)
(Loss) income before income taxes	(3,861)	937
Income tax (benefit) provision	(280)	369
Net (loss) income	(3,581)	568
Other comprehensive income:
Foreign currency translation adjustments	(5)	19
Total other comprehensive income	(5)	19
Comprehensive (loss) income	$(3,586)	$587
(Loss) income from continuing operations per share:
Basic (loss) income from continuing operations per share	$(0.10)	$0.02
Diluted (loss) income from continuing operations per share	$(0.10)	$0.01
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	35,365	34,821
Shares used in computation of diluted income from continuing operations per share	35,365	38,066

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.
(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	March 30,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$4,835	$2,031
Short-term investments	2	1
Accounts receivable, net	5,746	3,727
Inventory	51,706	49,626
Other current assets	3,799	3,400
Total current assets	66,088	58,785
Deferred income taxes	21,615	21,833
Property and equipment, net	8,051	15,184
Right-of-use - assets - operating leases, net	967	—
Right-of-use - assets - financing leases, net	8,750	—
Other non-current assets	2,607	2,163
Total assets	$108,078	$97,965
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,372	$34,039
Accrued expenses	12,581	10,247
Current portion of capital leases payable	—	594
Customer deposits	663	521
Right-of-use - obligation - operating, short term	779	—
Right-of-use - obligation - finance, short term	617	—
Other current liabilities	3,584	2,918
Total current liabilities	60,596	48,319
Capital leases payable, net of current portion	—	8,559
Right-of-use - obligation - operating, long term	192	—
Right-of-use - obligation - finance, long term	8,223	—
Other non-current liabilities	1,977	2,265
Total liabilities	70,988	59,143
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both March 30, 2019 and December 29, 2018	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 35,433 and 34,992 shares issued and outstanding at March 30, 2019 and December 29, 2018 (of which 2,525 are treasury stock)	38	38
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	183,409	183,139
Accumulated other comprehensive income	574	579
Accumulated deficit	(139,788)	(137,791)
Total stockholders’ equity	37,090	38,822
Total liabilities and stockholders' equity	$108,078	$97,965

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	March 30,	March 31,
	2019	2018
		(As Restated)
Operating activities
Net (loss) income	$(3,581)	$568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,529	1,504
Amortization of intangible assets	25	47
Deferred income taxes	(328)	342
Share-based compensation expense	550	976
Stock awards issued for non-employee director service	4	4
Amortization of deferred financing costs	1	1
Changes in operating assets and liabilities:
Accounts receivable	(2,019)	(887)
Inventory	(2,080)	(3,649)
Other current assets	(802)	(442)
Other non-current assets	(70)	20
Accounts payable and accrued expenses	10,753	10,339
Other current liabilities	890	(402)
Right-of-Use Obligation - Operating Leases - Current	983	—
Right-of-Use Obligation - Operating Leases - Long-term	(978)	—
Other non-current liabilities	(2)	139
Net cash provided by operating activities	4,875	8,560
Investing activities
Additions to property and equipment	(1,587)	(1,490)
Net cash used in investing activities	(1,587)	(1,490)
Financing activities
Borrowings from revolving loan payable	4,096	3,106
Payments made on revolving loan payable	(4,096)	(3,106)
Payments on capital leases	(149)	(144)
Statutory tax withholding payment for share-based compensation	(287)	(395)
Payment of liabilities related to financing activities	—	(100)
Preferred stock dividends paid	(41)	(41)
Net cash used in financing activities	(477)	(680)
Effect of exchange rate changes on cash	(7)	(18)
Net change in cash and cash equivalents	2,804	6,372
Cash and cash equivalents, beginning of period	2,031	2,850
Cash and cash equivalents, end of period	$4,835	$9,222
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$904	$766
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$430	$442